Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF SARBANES-OXLEY ACT OF 2002

This Certificate is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ending December 31, 2013, the undersigned hereby certifies in his capacity as an officer of Revolution Lighting Technologies, Inc. that to such officer’s knowledge:

1. such Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ending December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in such Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ending December 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Revolution Lighting Technologies, Inc.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

March 13, 2014	/s/ Robert V. LaPenta
Robert V. LaPenta
Chief Executive Officer (Principal Executive Officer)

/s/ Charles J. Schafer
Charles J. Schafer
President and Chief Financial Officer (Principal Financial Officer)